Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Energy Corporation (the “Company”) on Form 10-K for the year ended November 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wenxiang Ding, Principal Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 5, 2013	/s/ Wenxiang Ding
Wenxiang Ding Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China Energy Corporation and will be retained by China Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.